EXHIBIT 11

                              MODERN CONTROLS, INC.

                    COMPUTATION OF NET INCOME PER COMMON SHARE




                                    Three Months Ended         Nine Months Ended
                                       September 30,             September 30,
                                  -----------------------   -----------------------
                                     1995         1994         1995         1994
                                  ----------   ----------   ----------   ----------
PRIMARY

Average shares outstanding         4,533,920    4,693,099    4,528,794    4,753,723

Net effect of dilutive stock
options - based on the
treasury stock method                 34,681        1,321       17,601        3,814
                                  ----------   ----------   ----------   ----------
Total                              4,568,601    4,694,420    4,546,395    4,757,537
                                  ==========   ==========   ==========   ==========


Net income                        $  719,994   $  490,189   $1,863,471   $1,351,365
                                  ==========   ==========   ==========   ==========

Primary per share amounts         $     0.16   $     0.10   $     0.41   $     0.28
                                  ==========   ==========   ==========   ==========



FULLY DILUTED

Average shares outstanding         4,533,920    4,693,099    4,528,794    4,753,723

Net effect of dilutive stock
options - based on the
treasury stock method                 33,295        2,811       22,776        2,660
                                  ----------   ----------   ----------   ----------
Total                              4,567,215    4,695,910    4,551,570    4,756,383
                                  ==========   ==========   ==========   ==========


Net income                        $  719,994   $  490,189   $1,863,471   $1,351,365
                                  ==========   ==========   ==========   ==========

Fully diluted per share amounts   $     0.16   $     0.10   $     0.41   $     0.28
                                  ==========   ==========   ==========   ==========
